UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2004

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 1, 2004, Tempur-Pedic International Inc. (the “Company”) entered into an employment and non-competition agreement with Matthew D. Clift, providing for his employment as Executive Vice President, Operations, or such other executive position as may be assigned from time to time by the Company’s Chief Executive Officer. This agreement has an initial term of one year and a perpetual one-year renewal term. Either party may terminate this agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Clift’s employment agreement provides for an annual base salary of $300,000, subject to annual adjustment by the Company’s board of directors beginning January 1, 2006, a variable performance bonus set to target 50% of Mr. Clift’s base salary if certain criteria are met, options to purchase a total of 300,000 shares of common stock of the Company, subject to vesting, restricted stock units with respect to 70,000 shares of common stock of the Company, subject to vesting, and a one-time hiring bonus of $175,000.

Mr. Clift’s employment agreement, stock option agreement and restricted stock unit award agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2004, the board of directors of the Company approved, among other things, the promotion of H. Thomas Bryant to President of the Company. Robert B. Trussell, Jr. will continue to serve as Chief Executive Officer of the Company.

The information required to be disclosed in this report for Mr. Bryant pursuant to Items 502(c)(2) and (3) of Form 8-K is incorporated by reference herein from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2004.

The Company’s press release dated November 29, 2004 announcing Mr. Bryant’s promotion, among other things, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1.    Employment and Non-Competition Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Mathew Clift.

10.2.     Stock Option Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Matthew Clift.

10.3.     Restricted Stock Unit Award Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Matthew Clift.

99.1.     Press release dated November 29, 2004, titled “Tempur-Pedic International Inc. Expands Management Team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004

Tempur-Pedic International Inc.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment and Noncompetition Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Matthew Clift.
10.2	Stock Option Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Matthew Clift.
10.3	Restricted Stock Unit Award Agreement dated December 1, 2004 between Tempur-Pedic International Inc. and Matthew Clift.
99.1	Press release dated November 29, 2004, titled “Tempur-Pedic International Inc. Expands Management Team.”